CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-281241) of Virtus Stone Harbor Emerging Markets Income Fund of our report dated January 23, 2026, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 6, 2026